EXHIBIT 32.2

Certification of Principal FINANCIAL Officer

in accordance with 18 U.S.C. Section 1350,

as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Sanara MedTech Inc. (the “Company”) for the period ended June 30, 2022, as filed with the Securities and Exchange Commission on the date hereof, I, Michael McNeil, in my capacity as Chief Financial Officer of the Company and not in my individual capacity, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

August 15, 2022

/s/ Michael McNeil
Michael McNeil, Chief Financial Officer